Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Information Incorporated by Reference” in the Statement of Additional Information and “Financial Statements” and “Financial Highlights” in the Prospectus, and to the incorporation by reference in the Statement of Additional Information of our reports dated October 17, 2016 and December 19, 2016, on the August 31, 2016 and October 31, 2016 financial statements and financial highlights of Principal Funds, Inc., in this Registration Statement under the Securities Act of 1933 (Form N-14) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 7, 2017